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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                              (the "EXCHANGE ACT")

         Date of Report (date of earliest event reported): July 9, 2001

                           NETSOL INTERNATIONAL, INC.

                                 (the "COMPANY")

             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

               333-28861                                 95-4627685

        (Commission File Number)               (IRS Employer Identification No.)

          (Address of Principal Executive Offices, Including Zip Code)

               24025 PARK SORRENTO, SUITE 220, CALABASAS, CA 91302


                                 (818) 222-9195


              (Registrant's Telephone Number, Including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         As previously reported on Form 8-K dated June 20, 2001, the District Court, Clark County, Nevada (the "District Court") appointed George C. Swarts as Receiver for the Company resulting from a pending motion for a preliminary injunction in the case of NetSol International, Inc. vs. Jonathan D. Iseson, et al. civil action (Case No. A435871) (the "Case"). On July 6, 2001, the District Court issued an order granting a preliminary injunction (the "Order").

         As part of the Order, the District Court found that:

         (i) it was in the best interest of the Company that the Receiver remain in control of the Company;

         (ii) that Proxy Statements filed by the Company and the defendants regarding the election of new directors and proposed amendments to the Company's Articles of Incorporation and Bylaws and consents obtained therewith are of no force and effect;

         (iii) the special meeting held by the defendants on Sunday, June 10, 2001, and all resolutions, actions, minutes or decisions from that meeting are of no force and effect; and

         (iv) unless otherwise determined by the Receiver or further order of the District Court, the next annual stockholders' meeting shall be the sole and exclusive method for the Company's stockholders to elect directors and/or amend the Company's Articles of Incorporation or Bylaws and that consents in lieu of such meeting shall be prohibited.

         Until the next stockholders' meeting or further order of the District Court, the Receiver intends to conduct the Company's business in the ordinary course, including management of the Company's relationships with its stockholders, customers, creditors and vendors, and will continue to work diligently with all parties involved in the Case to resolve the outstanding disputes as soon as reasonably possible.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits. The following documents are filed as exhibits to this report:

    99.1 Order Granting Preliminary Injunction, District Court, Clark County, Nevada, Case No. A4345871 dated July 6, 2001.


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SIGNATURES:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NETSOL INTERNATIONAL, INC.

                                       By: /s/ GEORGE C. SWARTS
                                           -------------------------------------
                                       (Print name and title of signing officer)
                                       George C. Swarts, Receiver

                                       Dated: July  9, 2001

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